EXHIBIT 99.1

FOR IMMEDIATE RELEASE

LIVE NATION ENTERTAINMENT REPORTS FIRST QUARTER

2011 FINANCIAL RESULTS

LOS ANGELES – May 5, 2011 – Live Nation Entertainment (NYSE: LYV) released financial results for the three months ended March 31, 2011 today.

“We believe that our business environment is starting to improve over last year and we’re encouraged with overall trends to date,” said Michael Rapino, President and Chief Executive Officer of Live Nation Entertainment. “Our healthy first quarter performance reflects improvement in ticket sales, solid growth in our Sponsorship and eCommerce segments and our focus on carefully managing our costs. It’s still early in the year, but fans are responding well to our ticket pricing initiatives. In the year ahead, we remain focused on driving the two key parts of our business which are adding content and monetizing the event in order to grow our higher margin businesses. We’re continuing to invest in upgrading our digital infrastructure to improve functionality and adding enhancements to our eCommerce platform to improve our core services for fans, artists, sports teams and venues.”

The company will host a teleconference today, May 5, 2011 at 5:00 p.m. Eastern Daylight Time, which can be accessed by dialing 888-603-6873 (U.S.) or 973-321-1019 (Int’l) and referencing passcode 61022703. To access the call via webcast, please visit the Investor Relations section of the company’s website at www.livenation.com/investors. Please visit the website approximately ten minutes prior to the start time to ensure a connection. Additional statistical and financial information to be provided on the call, if any, will be posted supplementally under that same link. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the Live Nation website through May 12, 2011.

METRICS

(Unaudited)
Key Drivers	Q1 2011	Q1 2010	Variance (Qtr.)

CONCERTS (1)
Total Attendance (estimated)	6,962,000	6,975,000	(0.0%)

SPONSORSHIP/ONLINE
Online Advertising Revenue (in millions)	$8.3	$7.5	10.7%
Average Revenue per Sponsor (rounded, whole $)	$81,000	$64,000	26.6%

TICKETING

(in thousands)
Primary Ticketing Volume by Category	Q1 2011 Ticket Volume Totals	Q1 2010 Ticket Volume Totals	Variance (Qtr.)
Concerts	17,033	15,100	12.8%
Sports	7,491	6,403	17.0%
Arts & Theater	4,746	4,809	(1.3%)
Family	4,315	3,762	14.7%
Other (2)	1,060	1,127	(5.9%)

Total (3)	34,645	31,201	11.0%

(1)	Other Concerts metrics have been omitted this period due to the lack of meaningful information in the first quarter.
(2)	Other category includes tickets for comedy shows, parking, audio and facility tours, donations, lectures and seminars.
(3)	The Q1 2010 figures include ticket sales for the pre-merger period of January 1-25th in order to give comparable information.

The financial results of operations below only include Ticketmaster results following the date of the merger (January 25) through March 31 for 2010. (1)

FINANCIAL HIGHLIGHTS – 1st QUARTER

(Unaudited; $ in millions)

	Q1 2011	Q1 2010	Growth
Revenue
Concerts	$449.3	$408.1	10.1%
Ticketing	296.3	209.1	41.7%
Artist Nation	54.1	69.6	(22.3%)
eCommerce	29.4	18.1	62.4%
Sponsorship	24.8	21.2	17.0%
Other & Eliminations	(4.5)	(2.7)	(66.7%)

	$849.4	$723.4	17.4%

Adjusted Operating Income (Loss)
Concerts	$(41.3)	$(42.5)	2.8%
Ticketing	80.6	46.4	73.7%
Artist Nation	(0.8)	0.9	**
eCommerce	10.7	7.7	39.0%
Sponsorship	11.1	8.6	29.1%
Other & Eliminations	—	0.2	**
Corporate	(15.2)	(19.1)	20.4%

	$45.1	$2.2	**

Operating Income (Loss)
Concerts	$(69.4)	$(72.9)	4.8%
Ticketing	44.2	12.4	**
Artist Nation (2)	(42.7)	(7.9)	**
eCommerce	8.3	5.0	66.0%
Sponsorship	10.8	8.4	28.6%
Other & Eliminations	0.2	0.2	—
Corporate	(20.4)	(32.9)	38.0%

	$(69.0)	$(87.7)	21.3%

Acquisition Expenses	$3.2	$18.6

	$(72.2)	$(106.3)

**	percentages are not meaningful
(1)	Reported results for the period ended March 31, 2010 include the results of the legacy Ticketmaster operations following the date of the merger through March 31. Results for the legacy Ticketmaster operations for the period January 1, 2010 through January 25, 2010, or the stub period (which are not included in the reported results above), include $76.1 million in revenue, primarily in the Ticketing segment, and $5 million in adjusted operating income driven by income in Ticketing partially offset by a loss in the Artist Nation segment. Ticketmaster’s operating income for the stub period was $14.8 million, including a $30.1 million gain on sale of IATS.
(2)	Artist Nation’s operating loss during the first quarter of 2011 was driven by $24.4 million of stock-related compensation expense due to the acquisition of the remaining equity of Front Line Management in 2011. Results were also impacted by increased depreciation/amortization of $6.3 million primarily related to intangibles recorded in the merger with Ticketmaster in 2010 and the impact of recent Artist Nation acquisitions.

Free cash as of March 31, 2011 was $189.4 million. Free cash flow was ($6.9) million for the first quarter of 2011 as compared to ($32.3) million for the same period in 2010.

About Live Nation Entertainment:

Live Nation Entertainment is the world’s leading live entertainment and eCommerce company, comprised of four market leaders: Ticketmaster.com, Live Nation Concerts, Front Line Management Group and Live Nation Network. Ticketmaster.com is the global event ticketing leader and one of the world’s top five eCommerce sites, with over 26 million monthly unique visitors. Live Nation Concerts produces over 20,000 shows annually for more than 2,000 artists globally. Front Line is the world’s top artist management company, representing over 250 artists. These businesses power Live Nation Network, the leading provider of entertainment marketing solutions, enabling nearly 800 advertisers to tap into the 200 million consumers Live Nation delivers annually through its live event and digital platforms. For additional information, visit www.livenation.com/investors.

Media & Investor Contact:

Linda Bandov Pazin

(310) 867-7000

lindabandov@livenation.com

LIVE NATION ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
	2011	2010
	(in thousands except share and per share data)
Revenue	$849,409	$723,361
Operating expenses:
Direct operating expenses	547,124	484,756
Selling, general and administrative expenses	272,969	231,596
Depreciation and amortization	77,481	62,633
Loss on sale of operating assets	1,295	4,571
Corporate expenses	21,036	37,124
Acquisition transaction expenses	1,665	9,017

Operating loss	(72,161)	(106,336)
Interest expense	29,317	26,561
Interest income	(527)	(643)
Equity in earnings of nonconsolidated affiliates	(994)	(547)
Other income, net	(673)	(1,068)

Loss from continuing operations before income taxes	(99,284)	(130,639)
Income tax benefit	(44,942)	(7,991)

Loss from continuing operations	(54,342)	(122,648)
Loss from discontinued operations, net of tax	—	(303)

Net loss	(54,342)	(122,951)
Net loss attributable to noncontrolling interests	(5,882)	(738)

Net loss attributable to Live Nation Entertainment, Inc.	$(48,460)	$(122,213)

Basic and diluted net loss per common share attributable to common stockholders:
Loss from continuing operations attributable to Live Nation Entertainment, Inc.	$(0.27)	$(0.83)
Loss from discontinued operations attributable to Live Nation Entertainment, Inc.	—	—

Net loss attributable to Live Nation Entertainment, Inc.	$(0.27)	$(0.83)

Weighted average common shares outstanding:
Basic and diluted	176,292,809	146,300,907

LIVE NATION ENTERTAINMENT, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31
	2011	2010
	(unaudited)	(audited)
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$987,186	$892,758
Accounts receivable, less allowance of $11,773 as of March 31, 2011 and $10,898 as of December 31, 2010	385,988	329,947
Prepaid expenses	432,645	348,309
Other current assets	41,775	32,483

Total current assets	1,847,594	1,603,497
Property, plant and equipment
Land, buildings and improvements	859,089	850,124
Computer equipment and capitalized software	228,465	218,294
Furniture and other equipment	169,155	168,508
Construction in progress	35,338	24,528

	1,292,047	1,261,454
Less accumulated depreciation	556,866	524,390

	735,181	737,064
Intangible assets
Definite-lived intangible assets, net	986,874	997,268
Indefinite-lived intangible assets	377,978	375,214
Goodwill	1,244,912	1,226,416
Investments in nonconsolidated affiliates	36,097	30,077
Other long-term assets	246,616	226,024

Total assets	$5,475,252	$5,195,560

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable, client accounts	$532,621	$462,301
Accounts payable	96,566	76,876
Accrued expenses	458,234	498,864
Deferred revenue	646,110	335,539
Current portion of long-term debt	56,007	54,150
Other current liabilities	36,339	46,491

Total current liabilities	1,825,877	1,474,221
Long-term debt, net	1,676,215	1,677,714
Long-term deferred income taxes	187,193	219,143
Other long-term liabilities	162,668	215,273
Commitments and contingent liabilities
Redeemable noncontrolling interests	23,306	107,541
Stockholders’ equity
Common stock	1,801	1,724
Additional paid-in capital	2,144,029	2,053,233
Accumulated deficit	(710,635)	(662,175)
Cost of shares held in treasury	(3,626)	(6,122)
Accumulated other comprehensive income (loss)	23,203	(22,244)

Total Live Nation Entertainment, Inc. stockholders’ equity	1,454,772	1,364,416
Noncontrolling interests	145,221	137,252

Total stockholders’ equity	1,599,993	1,501,668

Total liabilities and stockholders’ equity	$5,475,252	$5,195,560

LIVE NATION ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31,
	2011	2010
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(54,342)	$(122,951)
Reconciling items:
Depreciation	28,947	30,971
Amortization	48,534	31,662
Impairment of operational assets	—	13,373
Deferred income tax benefit	(31,341)	(6,149)
Amortization of debt issuance costs	1,449	783
Amortization of debt discount/premium, net	1,727	2,037
Provision for uncollectible accounts receivables and advances	315	244
Non-cash compensation expense	24,707	22,422
Unrealized changes in fair value of contingent consideration	(4,581)	19
Loss on sale of operating assets	1,295	4,874
Equity in earnings of nonconsolidated affiliates	(994)	(547)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Decrease (increase) in accounts receivable	(48,414)	45,274
Increase in prepaid expenses	(78,273)	(150,772)
Increase in other assets	(36,744)	(13,625)
Decrease in accounts payable, accrued expenses and other liabilities	(22,074)	(61,306)
Increase in deferred revenue	297,557	293,192

Net cash provided by operating activities	127,768	89,501

CASH FLOWS FROM INVESTING ACTIVITIES
Collections and advances of notes receivable	(459)	19
Distributions from nonconsolidated affiliates	340	836
Investments made in nonconsolidated affiliates	(486)	—
Purchases of property, plant and equipment	(18,211)	(13,083)
Proceeds from disposal of operating assets, net of cash divested	2,684	20,643
Cash paid for acquisitions, net of cash acquired	(7,289)	576,144
Purchases of intangible assets	(107)	(7,201)
Decrease (increase) in other, net	(664)	412

Net cash provided by (used in) investing activities	(24,192)	577,770

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of debt issuance costs	(756)	147,303
Payments on long-term debt	(5,567)	(193,321)
Contributions from noncontrolling interests	—	8
Distributions to and purchases/sales of noncontrolling interests	(48,579)	(6,687)
Proceeds from exercise of stock options	1,003	2,163
Proceeds from sale of common stock	18,836	—
Equity issuance costs	—	(40)
Payments for purchases of common stock	—	(1,567)
Payments for deferred and contingent consideration	(10,307)	(6,934)

Net cash used in financing activities	(45,370)	(59,075)
Effect of exchange rate changes on cash and cash equivalents	36,222	(19,954)

Net increase in cash and cash equivalents	94,428	588,242
Cash and cash equivalents at beginning of period	892,758	236,955

Cash and cash equivalents at end of period	$987,186	$825,197

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the company’s improving business environment, ticket sales and overall trends; the anticipated success of the company’s ticket pricing initiatives; the company’s anticipated infrastructure upgrades and eCommerce enhancements and the benefits expected to be derived from such initiatives; and the company’s anticipated growth of its higher margin businesses. Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company’s plans, the risk that the company’s markets do not evolve as anticipated, challenges related to the post-merger integration of Live Nation and Ticketmaster, the potential impact of the economic slowdown and operational challenges associated with selling tickets and staging events.

Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided below.

Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that the company defines as operating income (loss) before acquisition expenses (including transaction costs, changes in the fair value of accrued acquisition-related contingent consideration arrangements, merger bonuses, payments under the Azoff Trust note and merger-related severance), depreciation and amortization (including goodwill impairments), loss (gain) on sale of operating assets and non-cash and certain stock-based compensation expense (including expense associated with grants of certain stock-based awards which are classified as liabilities). The company uses AOI to evaluate the performance of its operating segments. The company believes that information about AOI assists investors by allowing them to evaluate changes in the operating results of the portfolio of the businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in the company’s business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.

Free Cash Flow is a non-GAAP financial measure that the company defines as Adjusted Operating Income (Loss) less maintenance capital expenditures, less net cash interest expense, less cash taxes, less net distributions to minority interest partners, plus distributions from investments in nonconsolidated affiliates net of contributions to investments in nonconsolidated affiliates. The company uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than maintenance capital expenditures. The company believes that information about free cash flow provides investors with an important perspective on the cash available to service debt and make acquisitions. Free cash flow is not calculated or presented in accordance with GAAP. A limitation of the use of free cash flow as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of the company’s ability to fund its cash needs. Accordingly, free cash flow should be considered in addition to, and not as a substitute for, operating income (loss) and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash flow as presented herein may not be comparable to similarly titled measures of other companies.

Free Cash is a non-GAAP financial measure that the company defines as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and for cash collected on behalf of others for ticket sales, plus event-related prepaids. The company uses free cash as a proxy for how much cash it has available to, among other things, optionally repay debt balances, make acquisitions and finance venue and other revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

Reconciliations of Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Adjusted Operating Income (Loss) to Operating Income (Loss)

($ in millions)	Adjusted operating income (loss)	Non-cash and stock-based compensation expense	Loss (gain) on sale of operating assets	Depreciation and amortization	Acquisition expenses	Operating income (loss)

	Three months ended March 31, 2011
Concerts	$(41.3)	$1.7	$—	$26.4	$(4.7)	$(64.7)
Ticketing	80.6	1.4	—	35.0	0.1	44.1
Artist Nation	(0.8)	27.2	1.2	13.5	0.7	(43.4)
eCommerce	10.7	0.1	—	2.3	—	8.3
Sponsorship	11.1	0.1	—	0.2	—	10.8
Other & Eliminations	—	—	0.1	(0.3)	—	0.2
Corporate	(15.2)	4.8	—	0.4	7.1	(27.5)

Total Live Nation	$45.1	$35.3	$1.3	$77.5	$3.2	$(72.2)

	Three months ended March 31, 2010
Concerts	$(42.5)	$2.0	$—	$28.4	$—	$(72.9)
Ticketing	46.4	5.8	4.6	23.6	3.6	8.8
Artist Nation	0.9	1.6	—	7.2	0.2	(8.1)
eCommerce	7.7	—	—	2.7	0.2	4.8
Sponsorship	8.6	0.2	—	—	0.3	8.1
Other & Eliminations	0.2	—	—	—	—	0.2
Corporate	(19.1)	13.1	—	0.7	14.3	(47.2)

Total Live Nation	$2.2	$22.7	$4.6	$62.6	$18.6	$(106.3)

Reconciliation of Adjusted Operating Income (Loss) to Free Cash Flow

($ in millions)	Q1 2011	Q1 2010
Adjusted operating income	$45.1	$2.2
Less: Cash interest expense—net	(25.6)	(23.1)
Cash taxes	(9.4)	1.8
Maintenance capital expenditures	(11.0)	(7.3)
Distributions to noncontrolling interests	(5.9)	(6.7)
Distributions from (contributions to) investments in nonconsolidated affiliates	(0.1)	0.8

Free cash flow	$(6.9)	$(32.3)
Revenue generating capital expenditures	(7.2)	(4.7)

Net	$(14.1)	$(37.0)

Reconciliation of Cash and Cash Equivalents to Free Cash

($ in millions)	March 31, 2011
Cash and cash equivalents	$987.2
Client cash	(441.1)
Deferred revenue—event related	(573.1)
Accrued artist fees	(20.4)
Collections on behalf of others	(51.7)
Prepaids related to artist settlements/events	288.5

Free cash	$189.4